Exhibit 99
Piper Sandler Companies Reports First Quarter 2022 Results;
Declares Quarterly Dividend of $0.60 Per Share
MINNEAPOLIS—April 29, 2022—Piper Sandler Companies (NYSE: PIPR), a leading investment bank, today announced its results for the first quarter of 2022.
"We registered a strong start to the year with over $350 million of revenues for the first quarter, led by our advisory business which contributed approximately 60% of net revenues," said Chad R. Abraham, chairman and chief executive officer. "We remain focused on growth and returning capital to our shareholders, and during the quarter, we closed on the acquisition of Cornerstone Macro and returned over $195 million to shareholders through share repurchases and dividends."

	First Quarter 2022 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q1	vs.	vs.	Q1	vs.	vs.
	2022	Q4-21	Q1-21	2022	Q4-21	Q1-21
Net revenues	$350.6	-46%	-18%	$361.8	-43%	-13%
Pre-tax margin	10.2%	-1,590 bps	-910 bps	20.8%	-990 bps	-400 bps
Net income applicable to Piper Sandler Companies	$36.7	-68%	-26%	$56.6	-60%	-25%
Earnings per diluted common share	$2.12	-68%	-29%	$3.12	-60%	-24%
(1)A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

FINANCIAL & BUSINESS HIGHLIGHTS
•Revenues for the first quarter of 2022 were strong, driven by our advisory services and brokerage businesses, despite a challenging market environment for equity financing activity.
•Advisory services revenues of $211 million for the first quarter of 2022 increased 38% year-over-year and represent our strongest first quarter on record.
•Performance was led by our financial services group, which advised on 4 of the 5 largest U.S. bank and thrift M&A deals that closed during the first quarter of 2022 with an aggregate value of $10.3 billion.
•Contributions were broad with financial services, healthcare, diversified industrials & services, energy & power, and chemicals all experiencing year-over-year growth.
•Institutional brokerage revenues of $105 million for the first quarter of 2022 represent our second strongest quarter on record and highlight the scale and diversification of the platform we have built.
•Equity brokerage registered record revenues of $50 million driven by robust client activity. In March 2022, we traded over 1.1 billion shares and reached more than 1,000 clients, highlighting the initial benefits from the Cornerstone Macro acquisition.
•Fixed income revenues of $55 million resulted from strong client activity driven by higher nominal interest rates and expectations for continued tightening of monetary policy.

STRATEGIC UPDATES
•On February 4, 2022, we completed the acquisition of Cornerstone Macro, an independent research firm that offers best-in-class macro research and equity derivatives trading to institutional investors.
•The pending acquisition of Stamford Partners LLP, a specialist M&A boutique offering investment banking services to European food & beverage and related consumer sectors, is expected to close in the second quarter of 2022.

TALENT
•Increased our corporate investment banking managing director headcount on a net basis for the tenth consecutive quarter.
•Promoted six employees to managing director in March 2022, reflecting the investments we have made in developing our own talent. These promotions strengthen our coverage in the energy & power, financial services, healthcare, and consumer verticals, as well as our equity capital markets product expertise.

CAPITAL
•Declared a quarterly cash dividend of $0.60 per share of common stock on April 29, 2022 to be paid on June 10, 2022 to shareholders of record as of May 27, 2022.
•Returned an aggregate of $195 million to shareholders during the first quarter of 2022 through share repurchases and dividends.
•Repurchased approximately 789,000 shares, for an aggregate of $114 million, which more than offset the dilution from our annual stock grants and the Cornerstone Macro acquisition.
•Paid an aggregate of $81 million, or $5.10 per share of common stock, to shareholders through the quarterly and special cash dividends.

U.S. GAAP SELECTED FINANCIAL DATA
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended
(Dollars in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,	% Change vs.
	2022	2021	2021	Q4-21	Q1-21
Revenues
Advisory services	$210,899	$410,456	$152,849	-49%	38%
Corporate financing	19,186	65,195	116,136	-71%	-83%
Municipal financing	27,417	58,744	27,089	-53%	1%
Investment banking	257,502	534,395	296,074	-52%	-13%

Equity brokerage	49,805	41,898	43,234	19%	15%
Fixed income services	54,757	50,262	66,254	9%	-17%
Institutional brokerage	104,562	92,160	109,488	13%	-4%

Interest income	3,856	1,752	2,057	120%	87%
Investment income/(loss)	(13,074)	22,524	23,768	N/M	N/M

Total revenues	352,846	650,831	431,387	-46%	-18%

Interest expense	2,201	2,590	2,780	-15%	-21%

Net revenues	$350,645	$648,241	$428,607	-46%	-18%

Non-interest expenses
Compensation and benefits	$247,899	$397,727	$280,328	-38%	-12%
Non-compensation expenses	67,109	81,639	65,412	-18%	3%
Total non-interest expenses	$315,008	$479,366	$345,740	-34%	-9%

Income before income tax expense	$35,637	$168,875	$82,867	-79%	-57%

Ratios and margin
Compensation ratio	70.7%	61.4%	65.4%
Non-compensation ratio	19.1%	12.6%	15.3%
Pre-tax margin	10.2%	26.1%	19.3%
Effective tax rate	30.8%	25.6%	20.8%

Net income applicable to Piper Sandler Companies	$36,651	$113,513	$49,459	-68%	-26%

Earnings per diluted common share	$2.12	$6.54	$3.00	-68%	-29%
N/M — Not meaningful

The following table summarizes additional business metrics for the periods presented.

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	% Change vs.
	2022	2021	2021	Q4-21	Q1-21
Advisory services
Completed M&A and restructuring transactions	54	103	49	-48%	10%
Completed capital advisory transactions	27	46	29	-41%	-7%

Corporate financings
Total equity transactions priced	4	45	71	-91%	-94%
Book run equity transactions priced	2	33	49	-94%	-96%
Total debt and preferred transactions priced	11	12	6	-8%	83%
Book run debt and preferred transactions priced	7	6	1	17%	600%

Municipal negotiated issues
Aggregate par value of issues priced (in billions)	$2.6	$5.8	$3.2	-55%	-19%
Total issues priced	111	240	213	-54%	-48%

Equity brokerage
Number of shares traded (in billions)	2.8	2.5	3.0	12%	-7%
Net revenues
For the first quarter of 2022, net revenues of $350.6 million decreased 46% compared to the fourth quarter of 2021 and 18% compared to the first quarter of 2021.
Investment banking revenues of $257.5 million for the first quarter of 2022 decreased 52% compared to the fourth quarter of 2021 and 13% compared to the first quarter of 2021.
•Advisory services revenues of $210.9 million for the first quarter of 2022 were led by the financial services group with broad contributions from the rest of our industry teams. Revenues for the current quarter decreased 49% compared to the record fourth quarter of 2021 due to fewer completed deals. Revenues increased 38% compared to the first quarter of 2021 driven by a higher average fee and reflect our strong relative performance. Conditions for M&A remain constructive and our pipelines across industry teams are robust, which should lead to a strong second half of 2022 assuming economic activity remains largely unchanged.
•Corporate financing revenues of $19.2 million for the first quarter of 2022 decreased 71% compared to the fourth quarter of 2021 and 83% compared to the first quarter of 2021. Our performance during the quarter was led by the financial services group and reflects strong debt financing activity as clients sought to raise debt capital in anticipation of rising rates. The market for equity capital raising remains largely shut as the result of market volatility, declining valuations and a cautious investor outlook stemming from economic concerns and geopolitical risks. This dynamic is driving pent-up demand on the part of issuers looking to raise equity capital, particularly healthcare companies, and we expect our market-leading teams to execute deals once the market opens.
•Municipal financing revenues of $27.4 million for the first quarter of 2022 decreased 53% compared to the record fourth quarter of 2021 driven by a decline in issuance activity resulting from higher nominal interest rates and increased volatility. Compared to the first quarter of 2021, revenues for the current quarter were essentially flat despite the decline this quarter in market issuance as refinancing activity slowed driven by rising rates. Our performance during the first quarter of 2022 reflects solid execution within our specialty sectors, as well as our governmental business. Our specialty sector pipeline is robust, however execution will be dependent on market conditions, and we expect governmental market issuance to moderate from 2021 levels.

Institutional brokerage revenues of $104.6 million for the first quarter of 2022 increased 13% compared to the fourth quarter of 2021 and decreased 4% compared to the first quarter of 2021.
•Equity brokerage revenues of $49.8 million for the first quarter of 2022 increased 19% compared to the fourth quarter of 2021 and 15% compared to the first quarter of 2021. Volatility rose during the first quarter of 2022 leading to increased client activity compared to the fourth quarter of 2021. Compared to both of the prior year quarters, our performance during the first quarter of 2022 benefitted from the addition of Cornerstone Macro to our platform.
•Fixed income services revenues of $54.8 million for the first quarter of 2022 increased 9% compared to the fourth quarter of 2021 as the increase in rates drove robust client activity. Revenues for the current quarter decreased 17% compared to the record first quarter of 2021 as a result of lower client activity driven by interest rate volatility and expectations for continued tightening of monetary policy. Market conditions remain constructive and our broad capabilities position us to assist clients as they navigate the volatile environment.
Investment income/(loss) for the first quarter of 2022 was a loss of $13.1 million compared to income of $22.5 million for the fourth quarter of 2021 and income of $23.8 million for the first quarter of 2021. The current and prior periods include amounts attributable to noncontrolling interests. Investment loss for the current quarter related to unrealized losses in our merchant banking portfolio that reflect lower equity market valuations. Investment income for the prior year periods primarily related to gains recorded in our merchant banking portfolio.
Non-Interest Expenses
For the first quarter of 2022, non-interest expenses of $315.0 million decreased 34% compared to the fourth quarter of 2021 and 9% compared to the first quarter of 2021.
•Compensation ratio of 70.7% for the first quarter of 2022 increased compared to the fourth quarter of 2021 and the first quarter of 2021 as a result of lower net revenues and a shift in mix of business.
•Non-compensation expenses of $67.1 million for the first quarter of 2022 decreased 18% compared to the fourth quarter of 2021 which included higher outside services expenses associated with business expansion, as well as increased variable costs related to higher revenue and profitability. Non-compensation expenses for the current quarter were essentially flat compared to the first quarter of 2021.
Pre-Tax Income
For the first quarter of 2022, pre-tax income of $35.6 million decreased compared to $168.9 million for the fourth quarter of 2021 and $82.9 million for the first quarter of 2021.
•Pre-tax margin of 10.2% for the first quarter of 2022 decreased compared to 26.1% for the fourth quarter of 2021 and 19.3% for the first quarter of 2021 resulting from lower net revenues and a higher compensation ratio.
Effective Tax Rate
For the first quarter of 2022, the effective tax rate of 30.8% increased compared to 25.6% for the fourth quarter of 2021 and 20.8% for the first quarter of 2021. The effective tax rate is impacted by the level of noncontrolling interests, the amount of non-deductible expense, and restricted stock awards vesting at values greater or less than the grant date price.
Net Income & Earnings Per Share
For the first quarter of 2022, we generated net income of $36.7 million, or $2.12 per diluted common share. Results for the current quarter decreased compared to the fourth quarter of 2021 and the first quarter of 2021 due to lower net revenues and pre-tax margin, as well as a higher effective tax rate.

NON-GAAP SELECTED FINANCIAL DATA
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended
(Dollars in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,	% Change vs.
	2022	2021	2021	Q4-21	Q1-21
Adjusted net revenues
Advisory services	$210,899	$410,456	$152,849	-49%	38%
Corporate financing	19,186	65,195	116,136	-71%	-83%
Municipal financing	27,417	58,744	27,089	-53%	1%
Investment banking	257,502	534,395	296,074	-52%	-13%

Equity brokerage	49,805	41,898	43,234	19%	15%
Fixed income services	54,757	50,262	66,254	9%	-17%
Institutional brokerage	104,562	92,160	109,488	13%	-4%

Interest income	3,856	1,752	2,057	120%	87%
Investment income/(loss)	(3,551)	6,262	6,625	N/M	N/M

Total revenues	362,369	634,569	414,244	-43%	-13%

Interest expense	576	866	493	-33%	17%

Adjusted net revenues	$361,793	$633,703	$413,751	-43%	-13%

Adjusted operating expenses
Adjusted compensation and benefits	$226,121	$370,148	$254,268	-39%	-11%
Adjusted non-compensation expenses	60,471	68,836	56,748	-12%	7%
Adjusted operating expenses	$286,592	$438,984	$311,016	-35%	-8%

Adjusted operating income	$75,201	$194,719	$102,735	-61%	-27%

Adjusted ratios and margin
Adjusted compensation ratio	62.5%	58.4%	61.5%
Adjusted non-compensation ratio	16.7%	10.9%	13.7%
Adjusted operating margin	20.8%	30.7%	24.8%
Adjusted effective tax rate	23.1%	26.3%	24.9%

Adjusted net income	$56,554	$142,175	$75,479	-60%	-25%

Adjusted earnings per diluted common share	$3.12	$7.84	$4.13	-60%	-24%
N/M — Not meaningful
Throughout this press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures include adjustments to exclude: (1) revenues and expenses related to noncontrolling interests, (2) interest expense on long-term financing, (3) amortization of intangible assets related to acquisitions, (4) compensation and non-compensation expenses from acquisition-related agreements, (5) acquisition-related restructuring and integration costs, and (6) the income tax expense allocated to the adjustments. The adjusted weighted average diluted shares outstanding used in the calculation of non-GAAP earnings per diluted common share contains an adjustment to include the common shares for unvested restricted stock awards with service conditions granted pursuant to the acquisitions of Sandler O'Neill, The Valence Group, TRS Advisors LLC and Cornerstone Macro. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
See page 3 for additional business metrics.

Adjusted Net Revenues
For the first quarter of 2022, adjusted net revenues of $361.8 million decreased 43% compared to the fourth quarter of 2021 and 13% compared to the first quarter of 2021. Adjusted net revenues for the current quarter were driven by strong results from our advisory services and institutional brokerage businesses. For the first quarter of 2022, investment banking generated 71% of total adjusted net revenues and institutional brokerage generated 29%.
Adjusted Operating Expenses
For the first quarter of 2022, adjusted operating expenses of $286.6 million decreased 35% compared to the fourth quarter of 2021 and 8% compared to the first quarter of 2021.
•Adjusted compensation ratio of 62.5% for the first quarter of 2022 increased compared to 58.4% for the fourth quarter of 2021 and 61.5% for the first quarter of 2021. The adjusted compensation ratio for the current quarter was higher as a result of lower net revenues and a shift in mix of business.
•Adjusted non-compensation expenses of $60.5 million for the first quarter of 2022 decreased 12% compared to the fourth quarter of 2021, which included higher outside services expenses associated with business expansion and increased variable costs associated with higher revenue and profitability, as well as higher deal-related expenses. Non-compensation costs for the current quarter increased 7% compared to the first quarter of 2021 primarily resulting from increased marketing and business development expenses related to employee travel, as well as the addition of Cornerstone Macro to our platform.
Adjusted Operating Income
For the first quarter of 2022, the adjusted operating income of $75.2 million decreased 61% compared to the fourth quarter of 2021 and 27% compared to the first quarter of 2021.
•Adjusted operating margin of 20.8% for the first quarter of 2022 decreased compared to 30.7% for the fourth quarter of 2021 and 24.8% for the first quarter of 2021 driven by lower adjusted net revenues and a higher adjusted compensation ratio.
Adjusted Effective Tax Rate
For the first quarter of 2022, the adjusted effective tax rate of 23.1% for the first quarter of 2022 decreased compared to 26.3% for the fourth quarter of 2021 and 24.9% for the first quarter of 2021. The adjusted effective tax rate for the first quarter of 2022 was lower compared to the prior year quarters as we recorded a benefit of $4.6 million to adjusted income tax expense related to restricted stock vesting at values greater than the grant date price. The adjusted effective tax rate for the first quarter of 2021 included an income tax benefit of $1.3 million related to restricted stock vesting at values greater than the grant date price.
Adjusted Net Income & Adjusted Earnings Per Share
For the first quarter of 2022, we generated adjusted net income of $56.6 million, or $3.12 of adjusted earnings per diluted common share. Results for the current quarter decreased compared to the fourth quarter of 2021 and the first quarter of 2021 driven by lower adjusted net revenues and a lower adjusted operating margin.

CAPITAL
Dividends
On April 29, 2022, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.60 per share to be paid on June 10, 2022, to shareholders of record as of the close of business on May 27, 2022.
During the first quarter of 2022, we paid a quarterly cash dividend of $0.60 per share of common stock and a special cash dividend of $4.50 per share of common stock, for an aggregate of $81.4 million.
Share Repurchases
During the first quarter of 2022, we repurchased approximately 653,000 shares of the company's common stock, at an average price of $142.33 per share, pursuant to our share repurchase authorization. We also repurchased approximately 136,000 shares of the company's common stock, at an average price of $153.38 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. The aggregate amount of approximately 789,000 shares, or $113.9 million, was repurchased at an average price of $144.24 per share. These repurchases more than offset the dilution from our annual stock grants and the Cornerstone Macro acquisition, which were granted at an average price of $151.22 per share.
ADDITIONAL INFORMATION

	Mar. 31,	Dec. 31,	Mar. 31,
	2022	2021	2021
Human Capital
Full-time employees	1,704	1,665	1,544
Corporate investment banking managing directors	149	148	141

Shareholder Information (amounts in millions)
Common shareholders’ equity	$1,017.2	$1,062.2	$888.5

Common shares outstanding	14.2	14.1	14.4
Restricted shares outstanding	3.7	3.8	3.9
Total shares outstanding	17.9	17.9	18.3
Conference Call with Management
Chad R. Abraham, chairman and chief executive officer; Debbra L. Schoneman, president; and Timothy L. Carter, chief financial officer, will host a conference call to discuss the financial results on Friday, April 29, 2022, at 8 a.m. Eastern Time (7 a.m. Central Time). Participants can access the call by dialing 888-810-0209 (toll-free domestic) or 706-902-1361 (international) and referencing reservation number: 7877955. Callers should dial in at least 15 minutes prior to the call time. A live audio webcast of the call will be available through the company's website at www.pipersandler.com.
A recording of the conference call will be available for replay approximately three hours following the completion of the live call. Participants can listen to the recording by dialing 855-859-2056 and referencing reservation number: 7877955. A replay of the audio webcast will also be available through the company’s website referenced above.
Investor Relations Contact
Tim Carter
Tel: 612 303-5607
investorrelations@psc.com
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in Europe through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; and in Hong Kong through Piper Sandler Hong Kong Ltd., authorized and regulated by the Securities and Futures Commission. Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates.
© 2022 Piper Sandler Companies. Since 1895. 800 Nicollet Mall, Minneapolis, Minnesota 55402-7036

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), current deal pipelines (or backlogs), the scope and impact of COVID-19, the financial performance of pending and completed transactions (i.e., Stamford Partners LLP, Cornerstone Macro, TRS Advisors, The Valence Group, and Sandler O'Neill), areas of potential growth and market share gains for the company, economic and market conditions (including the outlook for equity markets, CEO confidence, municipal issuance, and the interest rate environment), our recruiting pipeline, the state of our equity and fixed income brokerage businesses, anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), our strategic priorities, including growth of investment banking and focus on private equity clients within investment banking, the payment of our quarterly and special dividends to our shareholders, our share repurchase program, the expected benefits and integration of our pending acquisition of Stamford Partners LLP and our recently completed acquisitions of Cornerstone Macro, TRS Advisors, The Valence Group, and Sandler O'Neill, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•the duration, extent and severity of the ongoing COVID-19 pandemic, including its impacts across our business, operations and employees and on economies and markets more generally;
•the expected benefits of our pending acquisition of Stamford Partners LLP and our recently completed acquisitions of Cornerstone Macro, TRS Advisors, The Valence Group, and Sandler O'Neill may take longer than anticipated to achieve or may not be achieved in their entirety or at all, and will in part depend on our ability to retain and hire key personnel, and the costs or difficulties relating to the combination of the businesses may be greater than expected and may adversely affect our results of operations;
•market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2021, and updated in our subsequent reports filed with the SEC (available at our Web site at www.pipersandler.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)
(Amounts in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,	1Q '22	1Q '22
	2022	2021	2021	vs. 4Q '21	vs. 1Q '21
Revenues:
Investment banking	$257,502	$534,395	$296,074	(51.8)%	(13.0)%
Institutional brokerage	104,562	92,160	109,488	13.5	(4.5)
Interest income	3,856	1,752	2,057	120.1	87.5
Investment income/(loss)	(13,074)	22,524	23,768	N/M	N/M
Total revenues	352,846	650,831	431,387	(45.8)	(18.2)

Interest expense	2,201	2,590	2,780	(15.0)	(20.8)

Net revenues	350,645	648,241	428,607	(45.9)	(18.2)

Non-interest expenses:
Compensation and benefits	247,899	397,727	280,328	(37.7)	(11.6)
Outside services	11,176	16,938	7,675	(34.0)	45.6
Occupancy and equipment	14,536	14,721	14,022	(1.3)	3.7
Communications	12,425	11,551	11,808	7.6	5.2
Marketing and business development	8,632	8,169	2,067	5.7	317.6
Deal-related expenses	5,544	10,805	12,431	(48.7)	(55.4)
Trade execution and clearance	4,035	4,509	4,180	(10.5)	(3.5)
Restructuring and integration costs	1,247	842	135	48.1	823.7
Intangible asset amortization	2,921	7,520	7,520	(61.2)	(61.2)
Other operating expenses	6,593	6,584	5,574	0.1	18.3
Total non-interest expenses	315,008	479,366	345,740	(34.3)	(8.9)

Income before income tax expense	35,637	168,875	82,867	(78.9)	(57.0)

Income tax expense	10,979	43,292	17,274	(74.6)	(36.4)

Net income	24,658	125,583	65,593	(80.4)	(62.4)

Net income/(loss) applicable to noncontrolling interests	(11,993)	12,070	16,134	N/M	N/M

Net income applicable to Piper Sandler Companies	$36,651	$113,513	$49,459	(67.7)%	(25.9)%

Earnings per common share
Basic	$2.53	$8.04	$3.44	(68.5)%	(26.5)%
Diluted	$2.12	$6.54	$3.00	(67.6)%	(29.3)%

Dividends declared per common share	$5.10	$3.55	$2.25	43.7%	126.7%

Weighted average common shares outstanding
Basic	14,481	14,119	14,374	2.6%	0.7%
Diluted	17,294	17,357	16,467	(0.4)%	5.0%
N/M — Not meaningful

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '22	1Q '22
(Amounts in thousands, except per share data)	2022	2021	2021	vs. 4Q '21	vs. 1Q '21
Revenues:
Investment banking	$257,502	$534,395	$296,074	(51.8)%	(13.0)%
Institutional brokerage	104,562	92,160	109,488	13.5	(4.5)
Interest income	3,856	1,752	2,057	120.1	87.5
Investment income/(loss)	(3,551)	6,262	6,625	N/M	N/M
Total revenues	362,369	634,569	414,244	(42.9)	(12.5)

Interest expense	576	866	493	(33.5)	16.8

Adjusted net revenues (2)	$361,793	$633,703	$413,751	(42.9)%	(12.6)%

Non-interest expenses:
Adjusted compensation and benefits (3)	$226,121	$370,148	$254,268	(38.9)%	(11.1)%
Ratio of adjusted compensation and benefits to adjusted net revenues	62.5%	58.4%	61.5%

Adjusted non-compensation expenses (4)	$60,471	$68,836	$56,748	(12.2)%	6.6%
Ratio of adjusted non-compensation expenses to adjusted net revenues	16.7%	10.9%	13.7%

Adjusted operating income (5)	$75,201	$194,719	$102,735	(61.4)%	(26.8)%
Adjusted operating margin (6)	20.8%	30.7%	24.8%

Interest expense on long-term financing	1,625	1,724	2,287	(5.7)	(28.9)

Adjusted income before adjusted income tax expense (7)	$73,576	$192,995	$100,448	(61.9)%	(26.8)%

Adjusted income tax expense (8)	17,022	50,820	24,969	(66.5)	(31.8)

Adjusted net income (9)	$56,554	$142,175	$75,479	(60.2)%	(25.1)%
Adjusted effective tax rate (10)	23.1%	26.3%	24.9%

Adjusted earnings per diluted common share	$3.12	$7.84	$4.13	(60.2)%	(24.5)%

Adjusted weighted average diluted common shares outstanding (11)	18,129	18,141	18,254	(0.1)%	(0.7)%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2022	2021	2021
Net revenues:
Net revenues – U.S. GAAP basis	$350,645	$648,241	$428,607
Adjustments:
Revenue related to noncontrolling interests (12)	9,523	(16,262)	(17,143)
Interest expense on long-term financing	1,625	1,724	2,287
Adjusted net revenues	$361,793	$633,703	$413,751

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$247,899	$397,727	$280,328
Adjustment:
Compensation from acquisition-related agreements	(21,778)	(27,579)	(26,060)
Adjusted compensation and benefits	$226,121	$370,148	$254,268

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$67,109	$81,639	$65,412
Adjustments:
Non-compensation expenses related to noncontrolling interests (12)	(2,470)	(4,192)	(1,009)
Acquisition-related restructuring and integration costs	(1,247)	(842)	(135)
Amortization of intangible assets related to acquisitions	(2,921)	(7,520)	(7,520)
Non-compensation expenses from acquisition-related agreements	—	(249)	—
Adjusted non-compensation expenses	$60,471	$68,836	$56,748

Income before income tax expense:
Income before income tax expense – U.S. GAAP basis	$35,637	$168,875	$82,867
Adjustments:
Revenue related to noncontrolling interests (12)	9,523	(16,262)	(17,143)
Interest expense on long-term financing	1,625	1,724	2,287
Non-compensation expenses related to noncontrolling interests (12)	2,470	4,192	1,009
Compensation from acquisition-related agreements	21,778	27,579	26,060
Acquisition-related restructuring and integration costs	1,247	842	135
Amortization of intangible assets related to acquisitions	2,921	7,520	7,520
Non-compensation expenses from acquisition-related agreements	—	249	—
Adjusted operating income	$75,201	$194,719	$102,735
Interest expense on long-term financing	(1,625)	(1,724)	(2,287)
Adjusted income before adjusted income tax expense	$73,576	$192,995	$100,448

Income tax expense:
Income tax expense – U.S. GAAP basis	$10,979	$43,292	$17,274
Tax effect of adjustments:
Compensation from acquisition-related agreements	5,034	5,648	6,063
Acquisition-related restructuring and integration costs	267	208	23
Amortization of intangible assets related to acquisitions	742	1,609	1,609
Non-compensation expenses from acquisition-related agreements	—	63	—
Adjusted income tax expense	$17,022	$50,820	$24,969

Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2022	2021	2021
Net income applicable to Piper Sandler Companies:
Net income applicable to Piper Sandler Companies – U.S. GAAP basis	$36,651	$113,513	$49,459
Adjustments:
Compensation from acquisition-related agreements	16,744	21,931	19,997
Acquisition-related restructuring and integration costs	980	634	112
Amortization of intangible assets related to acquisitions	2,179	5,911	5,911
Non-compensation expenses from acquisition-related agreements	—	186	—
Adjusted net income	$56,554	$142,175	$75,479

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$2.12	$6.54	$3.00
Adjustment for inclusion of unvested acquisition-related stock	(0.15)	(0.35)	(0.45)
	$1.97	$6.19	$2.55
Adjustments:
Compensation from acquisition-related agreements	0.97	1.26	1.21
Acquisition-related restructuring and integration costs	0.06	0.04	0.01
Amortization of intangible assets related to acquisitions	0.12	0.34	0.36
Non-compensation expenses from acquisition-related agreements	—	0.01	—
Adjusted earnings per diluted common share	$3.12	$7.84	$4.13

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	17,294	17,357	16,467
Adjustment:
Unvested acquisition-related restricted stock with service conditions	835	784	1,787
Adjusted weighted average diluted common shares outstanding	18,129	18,141	18,254

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes (a) revenues related to noncontrolling interests (see (12) below) and (b) interest expense on long-term financing.
(3)A non-GAAP measure which excludes compensation expense from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (12) below), (b) acquisition-related restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from acquisition-related agreements.
(5)A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (12) below), (b) interest expense on long-term financing, (c) compensation and non-compensation expenses from acquisition-related agreements, (d) acquisition-related restructuring and integration costs and (e) amortization of intangible assets related to acquisitions.
(6)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(7)A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (12) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) acquisition-related restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.
(8)A non-GAAP measure which excludes the income tax benefit from (a) compensation and non-compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.
(9)A non-GAAP measure which represents net income earned by Piper Sandler Companies excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense allocated to the adjustments.
(10)A non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.
(11)A non-GAAP measure which assumes the vesting of acquisition-related restricted stock with service conditions.
(12)Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.